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                                                                   EXHIBIT 10.26

                     PATENT AND TRADEMARK SECURITY AGREEMENT

      THIS PATENT AND TRADEMARK SECURITY AGREEMENT, dated January 24, 2003, is made by RA BRANDS, L.L.C., a Delaware limited liability company ("Grantor"), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with an office at 301 South College Street, 6th Floor, Charlotte, North Carolina 28288, in its capacity as administrative and collateral agent (together with its successors in such capacities, the "Agent") for various financial institutions ("Lenders") from time to time parties to that certain Credit Agreement dated January 24, 2003 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among Remington Arms Company, Inc. ("Remington"), RA Factors, Inc. ("Factors", together with Remington, the "Borrowers"), the Agent, Fleet Capital Corporation, in its capacity as syndication agent, National City Commercial Finance, Inc., in its capacity as documentation agent, and the Lenders.

                                    RECITALS:

      WHEREAS, Grantor owns certain Trademarks and Trademark Licenses listed on
Schedule I hereto;

      WHEREAS, Grantor owns certain Patents and Patent Licenses listed on
Schedule II;

      WHEREAS, Grantor has executed and delivered a Subsidiary Guaranty dated the date hereof in favor of Agent (as at any time amended, the "Subsidiary Guaranty"), pursuant to which Grantor has guaranteed the payment and performance of all of the indebtedness, liabilities and other obligations of Borrowers under the Credit Documents to Agent and Lenders;

      WHEREAS, in order to secure Grantor's obligations under the Subsidiary Guaranty, Grantor has executed and delivered a Subsidiary Security Agreement between Grantor and Agent (as at any time amended, the "Security Agreement"), pursuant to which, Grantor has granted to the Agent, for its benefit and the ratable benefit of the Lenders, a security interest in all right, title and interest of Grantor in, to and under the Collateral (as defined in the Security Agreement), including the property listed on the attached Schedules I and II, together with any renewal or extension thereof, and all Proceeds thereof, to secure the payment of the Obligations (as hereinafter defined); and

      WHEREAS, it is a condition precedent to the obligations of the Lenders to make Revolver Loans and provide other financial accommodations to the Borrowers under the Credit Agreement that Grantor shall have executed and delivered this Agreement to the Agent for its benefit and the ratable benefit of the Lenders;

      NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make Revolver Loans and

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provide other financial accommodations to the Borrowers thereunder, Grantor hereby agrees with the Agent, for its benefit and the ratable benefit of the Lenders, as follows:

1.    Defined Terms.

      (a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as defined therein. The following terms shall have the following meanings:

            "Agreement": This Patent and Trademark Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

            "Collateral": as defined in Section 2 of this Agreement.

            "General Intangibles": as defined in Section 9-102 of the UCC.

            "Obligations": as defined in the Security Agreement.

            "Patent License": all United States written license agreements to which Grantor is a party with any other Person in connection with any of the Patents or such other Person's patents, whether Grantor is a licensor or a licensee under any such license agreement, including the license agreements listed on Schedule II attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Security Agreement) now or hereafter covered by such licenses.

            "Patents": all United States patents, patent applications and patentable inventions, including all patents and patent applications identified in Schedule II attached hereto and made a part hereof, and including (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of Grantor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the "Patent Collateral").

            "Permitted Liens": Liens permitted pursuant to Section 10.2.5 of the Credit Agreement or as otherwise expressly permitted to exist under any of the other Credit Documents.

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            "Trademark License": all United States written license agreements to which Grantor is a party with any other Person in connection with any of the Trademarks or such other Person's names or trademarks, whether Grantor is a licensor or a licensee under any such license agreement, including the license agreements listed on Schedule I attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Security Agreement) now or hereafter covered by such licenses.

            "Trademarks": all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including each registration and application identified in
      Schedule I attached hereto and made a part hereof, and including (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all rights corresponding thereto in the United States and all other rights of any kind whatsoever of Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the "Trademark Collateral").

            "UCC": the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

            (b) Certain Matters of Construction: The terms "herein," "hereof" and "hereunder" and other words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation." A Default or an Event of Default shall be

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      deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement or the applicable Credit Document; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or omitted to be taken by Agent shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted for its benefit and the benefit or account of the Lenders.

      2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations Grantor hereby assigns, pledges and grants, subject to existing licenses to use Patents or Trademarks granted by Grantor in the ordinary course of business, to the Agent, a security interest in and Lien upon all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (i)   all Trademarks;

                  (ii)  all Trademark Licenses;

                  (iii) all Patents;

                  (iv)  all Patent Licenses;

                  (v) all General Intangibles connected with the use of or symbolized by the Trademarks and Patents; and

                  (vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

Notwithstanding anything to the contrary set forth above, the types or items of Collateral described shall not include any rights or interests in any General Intangibles, Patent License or Trademark License, as such, if under the terms of such General Intangibles, Patent License or Trademark License, or Applicable Law with respect thereto, the valid grant of a security interest or Lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such Patent License or Trademark License or General Intangible has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived, provided, that, the foregoing exclusion shall in

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no way be construed (a) to apply if any such prohibition is unenforceable under
Sections 9-406 or 9-408 of the UCC or other Applicable Law or (b) so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and Liens upon any rights or interests of Grantor in or to monies due or to become due under any such Patent License or Trademark License.

      3. Grantor Remains Liable; Limitations on Agent's and Lenders' Obligations. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the Patent Licenses and Trademark Licenses to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the Patent Licenses and Trademark Licenses, and (c) neither the Agent nor any Lender shall have any obligation or liability under the Patent Licenses and Trademark Licenses by reason of this Agreement, nor shall the Agent or any Lender be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      4. Representations and Warranties. Grantor hereby represents and warrants as to itself and the Collateral as follows:

            (a) Title; No Other Liens. Except for Permitted Liens, Grantor is (or, in the case of after-acquired Collateral, will be) the sole, legal and beneficial owner of the entire right, title and interest in and to the Trademarks set forth on Schedule I hereto and the Patents set forth in
      Schedule II hereto free and clear of any and all Liens. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral that has been authorized or executed by Grantor is on file or of record in any public office (including the United States Patent and Trademark Office), except such as may have been filed in favor of the Agent, pursuant to this Agreement or any other Credit Document or which are permitted pursuant to the Credit Documents.

            (b)   Perfected First Priority Liens.

                  (i) This Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on the Collateral in favor of the Agent, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (ii) Except with regard to Liens (if any) on Specified Assets, upon the completion of the Filings, the Liens created pursuant to this Agreement will constitute valid Liens on and perfected security interests in the Collateral in favor of the Agent and will be prior to all other Liens of all other Persons

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            (other than Permitted Liens), and enforceable as such as against all other Persons other than Ordinary Course Buyers, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this Section 4(b)(ii), the following terms shall have the following meanings:

                        "Filings": the filing or recording of the Financing
                  Statements, this Patent and Trademark Security Agreement with the U.S. Patent and Trademark Office, and any filings after the Closing Date in any jurisdiction as may be necessary under any Applicable Law.

                        "Financing Statements": the financing statements
                  prepared by the Agent naming Grantor as debtor and the Agent as secured party filed on or about the Closing Date in the jurisdictions as may be necessary under Applicable Law.

                        "Ordinary Course Buyers": with respect to goods only,
                  buyers in the ordinary course of business to the extent provided in Section 9-320 and 9-321 of the UCC as in effect from time to time in the relevant jurisdiction, (ii) with respect to General Intangibles only, licenses in the ordinary course of business to the extent provided in Section 9-321 of the UCC, and (iii) any other Person who is entitled to take free of the Lien pursuant to the UCC or other applicable law.

                        "Specified Assets": Collateral for which the perfection
                  of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States of America, any State, territory or dependency thereof or the District of Columbia.

            (c) Consents. No consent of any party (other than Grantor) to any Patent License or Trademark License constituting Collateral is required, or purports to be required, to be obtained by or on behalf of Grantor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License and Trademark License constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of Grantor and (to the knowledge of Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights

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      generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except to the extent the failure of any such Patent License or Trademark License constituting Collateral to be in full force and effect or valid or legally enforceable could not be reasonably expected, in the aggregate, to have a Material Adverse Effect on the value of the Collateral. Except as set forth on Schedules I and II hereto, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses or Trademark Licenses constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain could not be reasonably expected, in the aggregate, to have a Material Adverse Effect on the value of the Collateral. Except as set forth on Schedules I and II hereto, neither Grantor nor (to the knowledge of Grantor) any other party to any Patent License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as could not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the value of the Collateral. The right, title and interest of Grantor in, to and under each Patent License and Trademark License constituting Collateral are not subject to any defense, offset, counterclaim or claim which could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect on the value of the Collateral.

            (d) Schedules I and II are Complete; All Filings Have Been Made. Set forth in Schedules I and II is a complete and accurate list of the Trademarks and Patents owned by Grantor as of the date hereof. Grantor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks and Patents set forth in Schedules I and II, including all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office to the extent such Trademarks and Patents are material to Grantor's business. Set forth in Schedules I and II is a complete and accurate list of all of the material Trademark Licenses and material Patent Licenses owned by Grantor as of the date hereof.

            (e) The Trademarks and Trademark Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each trademark registration and trademark application of Grantor set forth in Schedule I is subsisting as of the date hereof and has not been adjudged invalid, unregistrable or unenforceable, in whole or in part, and, to the best of Grantor's knowledge, is valid, registrable and enforceable. As of the date hereof, each of the Trademark Licenses set forth in Schedule I is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of Grantor's knowledge, is valid and enforceable. As of the date hereof, Grantor has notified the Agent in writing of all uses of any item of Trademark Collateral material to Grantor's business of which Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

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            (f)   The Patent and Patent Licenses are Subsisting and Not Adjudged
      Invalid. As of the date hereof, each patent and patent application of Grantor set forth in Schedule II is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the best of Grantor's knowledge, is valid, patentable and enforceable. As of the date hereof, each of the Patent Licenses set forth in Schedule II is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of Grantor's knowledge, is valid and enforceable. As of the date hereof, Grantor has notified the Agent in writing of all uses of any item of Patent Collateral material to Grantor's business of which Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

            (g) No Previous Assignments or Releases. As of the date hereof, Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Collateral, except with respect to exclusive licenses granted in the ordinary course of business or as permitted by this Agreement or the Credit Documents. As of the date hereof, Grantor has not granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Collateral except in the ordinary course of business.

            (h) Proper Statutory Notice. Grantor has marked its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol J, or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

            (i) No Knowledge of Claims Likely to Arise. Except for the Trademark Licenses and Patent Licenses listed in Schedules I and II hereto, Grantor has no knowledge of the existence of any right or any claim (other than as provided by this Agreement or the Credit Documents) that is likely to be made under or against any item of Collateral contained on Schedules I and II which would have a Material Adverse Effect.

            (j) No Knowledge of Existing or Threatened Claims. No claim has been made and is continuing or, to the best of Grantor's knowledge, threatened that the use by Grantor of any item of Collateral is invalid or unenforceable or that the use by Grantor of any Collateral does or may violate the rights of any Person, which would have a Material Adverse Effect. To the best of Grantor's knowledge, there is currently no infringement or unauthorized use of any item of Collateral contained on Schedules I and II which would have a Material Adverse Effect.

      5. Covenants. Grantor covenants and agrees with the Agent and the Lenders and, with respect to Section 5(a), the Agent covenants and agrees with Grantor that, from and after the date of this Agreement until the payment in full of the Obligations (except for contingent obligations of any

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Obligor under indemnifications that survive termination of the Revolver
Commitments) and the termination of all the Revolver Commitments:

            (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Agent or Grantor, as the case may be, and at the sole expense of Grantor, Grantor or the Agent, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent or Grantor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created hereby. Grantor also hereby authorizes the Agent to prepare and file any such financing or continuation statement without the signature of Grantor to the extent permitted by Applicable Law. The Agent agrees to notify Grantor and Grantor agrees to notify the Agent of any financing or continuation statement filed by it pursuant to this Section 5(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing.

            (b) Indemnification and Expenses. Grantor agrees to pay, and to save harmless and defend the Agent and the Lenders from, any and all liabilities and reasonable costs and expenses (including reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by Grantor in complying with any requirement of Applicable Law with respect to any of the Collateral, or (ii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not, as to the Agent or any Lender, be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of the Agent or any Lender. In any suit, proceeding or action brought by the Agent or any Lender under any of the Collateral for any sum owing thereunder, or to enforce any of the Collateral, Grantor will save, indemnify and keep harmless and defend the Agent and such Lender from and against all expense, loss or damage suffered by reason of any defense or counterclaim raised in any such suit, proceeding or action.

            (c) Maintenance of Records. (i) Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Agent's and the Lenders' further security, the Agent shall have a security interest in all of Grantor's books and records pertaining to the Collateral, and Grantor shall permit the Agent or its representatives to review such books and records upon reasonable advance notice during normal business hours at the location where such books and records are kept and at the reasonable request of the Agent.

            (d) Right of Inspection. Upon reasonable advance notice to Grantor and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuance of an Event of Default, the Agent and the Lenders and their respective

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      representatives (i) shall have the right during normal business hours to visit Grantor's plants and facilities which manufacture, inspect or store products sold under any of the Patents or the Trademarks and to inspect the products and quality control records relating thereto, and (ii) shall have reasonable access during normal business hours to all the books, correspondence and records of Grantor, and the Agent and the Lenders and their respective representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and Grantor agrees to render to the Agent and the Lenders, at Grantor's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

            (e) Compliance with Laws, etc. Grantor will comply in all material respects with all requirements of Applicable Law with respect to the Collateral or any part thereof, except to the extent that the failure to so comply could not be reasonably expected to have a Material Adverse Effect in the aggregate on the Agent's or the Lenders' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

            (f) Further Identification of Collateral. Grantor will furnish to the Agent and the Lenders from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Agent may reasonably request, all in reasonable detail.

            (g) Security Interest in Any Newly Acquired Collateral. Grantor agrees that, should it obtain an ownership interest in any Trademark, Patent, Trademark License or Patent License, which is not now a part of the Collateral, (i) the provisions of Section 2 shall automatically apply thereto, (ii) any such Trademark, Patent, Trademark License and Patent License shall automatically become part of the Collateral, and (iii) with respect to any ownership interest in any Trademark, Patent, Trademark License or Patent License that Grantor should obtain which Grantor reasonably deems is material to its business, it shall give notice thereof to the Agent and the Lenders in writing, in reasonable detail, at their respective addresses set forth in the Credit Agreement within 45 days after the end of the calendar quarter in which such ownership interest is obtained. Grantor authorizes the Agent to modify this Agreement by amending Schedules I and II (and will cooperate reasonably with the Agent in effecting any such amendment) to include on Schedule I any Trademark and Trademark License and on Schedule II any Patent or Patent License of which it receives notice under this Section.

            (h) Maintenance of the Trademark Collateral. Grantor agrees to take all necessary steps, including in the United States Patent and Trademark Office or in any court, to (i) maintain each trademark registration and each Trademark License identified on Schedule I hereto, and (ii) pursue each trademark application now or hereafter identified in
      Schedule I hereto, including the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation

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      in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Grantor agrees to take corresponding steps with respect to each new or acquired trademark registration, trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by Grantor. In furtherance of Grantor's agreement to maintain the trademark registrations, Grantor agrees to maintain the quality of the products associated with the Trademark Collateral at a level consistent with the quality at the time of this Agreement, and upon the request of Agent, will provide Agent with quarterly certificates to that effect, executed by an officer of Grantor.

            (i) Maintenance of the Patent Collateral. Grantor agrees to take all necessary steps, including in the United States Patent and Trademark Office or in any court, to (i) maintain each patent and each Patent License identified on Schedule II hereto, and (ii) pursue each patent application, now or hereafter identified in Schedule II hereto, including the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except, in each case in which Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by Grantor.

            (j) Grantor Shall Not Abandon any Collateral. Grantor shall not abandon any trademark registration, patent or any pending trademark or patent application, without the written consent of the Agent, unless Grantor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, patent or pending trademark or patent application is not of material economic value to it, in which case, Grantor will, at least annually, give notice of any such abandonment to the Agent and the Lenders in writing, in reasonable detail, at their respective addresses set forth in the Credit Agreement.

            (k) Infringement of Any Collateral. In the event that Grantor becomes aware that any item of the Collateral which Grantor has reasonably determined to be material to its business is infringed or misappropriated by a third party, Grantor shall promptly notify the Agent and the Lenders promptly and in writing, in reasonable detail, at their respective addresses set forth in the Credit Agreement, and shall take such actions as Grantor or the Agent deems reasonably appropriate under the circumstances to protect such Collateral, including suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by Grantor. Grantor will advise the Agent and the Lenders promptly and in writing, in reasonable detail, at their respective addresses set forth in the Credit Agreement, of any adverse determination or the institution of any proceeding (including the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Collateral which has a Material Adverse Effect.

            (l) Use of Statutory Notice. Grantor shall mark its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol J, or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

            (m) Limitation on Liens on Collateral. Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or material adverse claim on or to any of the Collateral, other than exclusive licenses granted in the Ordinary Course of Business and the Liens created by this Agreement and other than as permitted pursuant to the Credit Documents, and will defend the right, title and interest of the Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

            (n) Limitations on Dispositions of Collateral. Without the prior written consent of the Agent, Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except with respect to exclusive licenses in the Ordinary Course of Business or as permitted by this Agreement or the Credit Documents.

            (o) Notices. Grantor will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Permitted Liens) on, or material adverse claim asserted against any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected in the aggregate to have a Material Adverse Effect on the aggregate value of the Collateral or the Liens created hereunder.

      6.    Agent's Appointment as Attorney-in-Fact.

            (a) Powers. Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives the Agent the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following at any time when any Event of Default shall have occurred and be continuing, and to the extent permitted by Applicable Law:

                  (i) to execute and deliver any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent's security interest in any of the Collateral;

                  (ii) in the name of Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any General Intangible constituting Collateral or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such General Intangible or with respect to any such other Collateral whenever payable;

                  (iii) to pay or discharge Liens placed on the Collateral,
            other than Permitted Liens; and

                  (iv) (A) to direct any party liable for any payment with respect to any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Grantor with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) subject to any pre-existing rights or licenses, to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Grantor might do. Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver Commitments) and the termination of all the Revolver Commitments.

            (b) Other Powers. Grantor also authorizes the Agent, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in Section 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            (c) No Duty on the Part of Agent or Lenders. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      7. Performance by Agent of Grantor's Obligations. If Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate shall be payable by Grantor to the Agent on demand and shall constitute Obligations secured hereby.

      8. Proceeds. It is agreed that if an Event of Default shall occur and be continuing, (a) all Proceeds of any Collateral received by Grantor consisting of cash, checks and other near-cash items shall be held by Grantor in trust for the Agent and the Lenders, segregated from other funds of Grantor, and at the request of the Agent shall, forthwith upon receipt by Grantor, be turned over to the Agent in the exact form received by Grantor (duly indorsed by Grantor to the Agent, if required by the Agent), and (b) any and all such Proceeds received by the Agent (whether from Grantor or otherwise) may, in the sole discretion of the Agent, be held by the Agent, as collateral security for the Obligations (whether matured or unmatured), and then or at any time thereafter may be applied by the Agent against, the Obligations then due and owing. Any balance of such Proceeds remaining after the payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver Commitments) and the termination of the Revolver Commitments, shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive the same.

      9. Events of Default. It is understood and agreed that an event of default shall be deemed to have occurred under this Agreement, and Agent shall be entitled to take such actions as are elsewhere provided herein, in the event that an Event of Default under and (as defined in) the Credit Agreement or any of the other Credit Documents shall have occurred.

      10. Remedies. If an Event of Default shall occur and be continuing, the Agent may (and upon written instructions to do so from the Required Lenders, shall) exercise any and all rights and remedies of a secured party under the UCC, together with every right and remedy available to Agent under any other Applicable Law, and, to the extent permitted by Applicable Law, all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may (and upon written instructions to do so from the Required Lenders, shall) in such circumstances, to the extent permitted by Applicable Law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), whether on Grantor's premises or elsewhere, but subject to any pre-existing rights or licenses, in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right, to the extent permitted by Applicable Law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Grantor, which right or equity is hereby waived or released. Grantor further agrees, at the Agent's request, upon the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at Grantor's premises or elsewhere. Alternatively, Agent may peaceably by its own means or with judicial assistance enter Grantor's premises and take possession of the Collateral or dispose of the Collateral on Grantor's premises without resistance or interference by Grantor. In the event of any sale, assignment, or other disposition of any of the Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and Grantor shall supply to the Agent or its designee Grantor's know-how and expertise relating to the Collateral subject to such disposition, and Grantor's notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by, and to the manufacture of any products under or in connection with, the Collateral subject to such disposition, and Grantor's customer's lists, studies and surveys and other records and documents relating to the distribution, marketing, advertising and sale of products relating to the Collateral subject to such disposition. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations then due and owing, and only after such application and after the payment by the Agent of any other amount required by any provision of Applicable Law, need the Agent account for the surplus, if any, to Grantor. To the extent permitted by Applicable Law, Grantor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the then outstanding Obligations, including the reasonable fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

      11. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent nor any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or any other Person.

      12. Waivers. In addition to the other waivers contained herein and in any other Credit Document, Grantor hereby expressly waives, to the extent permitted by Applicable Law: demand, protest, notice of protest, notice of default or dishonor, notice of payments and nonpayments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by Agent or any of the Lenders on which Grantor may in any way be liable; notice or hearing in connection with, and the requirement to post a bond as a condition to, the issuance of an immediate writ of possession with respect to any of the Collateral; any requirement that the Agent or any of the Lenders protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral, including any rights any Obligor may otherwise have under the New York General Obligations Law; and notice of any action taken by Agent unless expressly required by this Agreement or any other Credit Document or by Applicable Law.

      13. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver Commitments) and the termination of the Revolver Commitments.

      14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      16. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      17. Amendments in Writing; No Waiver; Cumulative Remedies; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Grantor and the Agent. This Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns, except that Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

      18. Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with Section 15.9 of the Credit Agreement, and if to Grantor shall be sent to:

                       RA Brands, L.L.C.
                        c/o Remington Arms Company, Inc.
                       870 Remington Drive
                       Madison, North Carolina 27025
                       Attention:  Mr.Mark Little, VP, Chief Financial Officer

                       Telecopy No.:  (336) 548-7779
                       With a copy to:

                       Clayton, Dubilier & Rice, Inc.
                       375 Park Avenue
                       New York, New York 10152
                       Attention:  Mr. Michael Babiarz
                       Telecopy No.:  (212) 893-7050

                       and

                       Debevoise & Plimpton
                       919 Third Avenue
                       New York, New York 10022
                       Attention: William B. Beekman, Esq.
                       Telecopy No.: (212) 909-6836

      19. Authority of Agent. Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agent and the Lenders, be governed by the Credit Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and Grantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Grantor shall not be under any obligation to make any inquiry respecting such authority.

      20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED, HOWEVER, THAT IF ANY COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES OF COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING PROVISION FOR THE NOTICE AND SALE OF COLLATERAL UNDER THE LAW OF THE SITUS, IT IS THE PARTIES' INTENTION THAT NEW YORK LAW CONTROL THE OBLIGATIONS OF GRANTOR UNDER THE CREDIT DOCUMENTS AND THE ENFORCEMENT OF THE SAME.

      21.   Release of Collateral and Termination.

            (a) At such time as the payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver

      Commitments) and the termination of all the Revolver Commitments shall have occurred, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantor. Upon request of Grantor following any such termination, the Agent shall deliver (at the sole cost and expense of Grantor) to Grantor any Collateral held by the Agent hereunder, and execute and deliver (at the sole cost and expense of Grantor) to Grantor such documents as Grantor shall reasonably request to evidence such termination.

            (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by Grantor in a transaction permitted by the Credit Agreement, then the Agent shall execute and deliver to Grantor (at the sole cost and expense of Grantor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

      22. Incorporation of Provisions of Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Nothing in this Agreement shall defer or impair the attachment or perfection of any security interest in any collateral covered by the Security Agreement which would attach or be perfected pursuant to the terms thereof without action by Grantor or any other Person.

      IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.


                              RA BRANDS, L.L.C.

                              By /s/ Thomas Millner
                                -------------------------
                              Name:  Thomas Millner
                                     --------------------
                              Title: President
                                     --------------------

                              ACKNOWLEDGED AND AGREED AS OF
                              THE DATE HEREOF BY:

                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Agent

                              By /s/ Brian R. O'Fallon
                                -------------------------
                              Name:  Brian R. O'Fallon
                                     --------------------
                              Title: Director
                                     --------------------